Exhibit 99.1

                                                                    [IXnet LOGO]



       IXNET PRESS CONTACT:                          IXNET INVESTOR CONTACT:
       Procter Lippincott                            Ron Corwin
       Spring, O'Brien & Co.                         IXnet
       212-620-7100 x228                             212-412-6450
       procter@spring-obrien.com                     ron_corwin@ixnet.com
       -------------------------

       TIBCO FINANCE PRESS CONTACT:
       Jeff Wenker
       Edelman Worldwide
       650-968-4033
       jeff_wenker@edelman.com
       -----------------------

       FOR IMMEDIATE RELEASE
       ---------------------

                       IXNET AND TIBCO FINANCE TECHNOLOGY
                         ANNOUNCE STRATEGIC RELATIONSHIP
                                    TO CREATE
                    AN INTELLIGENT GLOBAL FINANCIAL EXTRANET

        - MOVE ACCELERATES CONTENT DELIVERY ON SEAMLESS GLOBAL PLATFORM -

       NEW YORK, September 28th - IXnet, Inc. (Nasdaq NMS: EXNT) and TIBCO Finance Technology, Inc. today announced a series of strategic initiatives and agreements aimed at creating the world's first "Intelligent Global Financial Extranet" by combining and leveraging the advantages of IXnet's global network with TIBCO's Internet and enterprise infrastructure and data distribution software.

       As part of the transaction, TIBCO Finance will take an equity interest in IXnet, Inc. IXnet provides a high-performance global extranet designed exclusively for the financial community, serving more than 500 financial services firms in 34 countries. TIBCO Finance Technology is a global leader in financial solutions that are enabling the world's E-Finance.

       IXnet will use its highly scalable, reliable and fault-tolerant network to deliver normalized applications and data to its customers by embedding TIBCO's multicasting "publish/subscribe" technology. The combination will create a unique network infrastructure with embedded intelligence, delivering band-

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       width, subject-based addressing, trading turret integration, and application management capabilities.

       Among the key features of this new relationship are:

o A channel partner agreement whereby IXnet will offer TIBCO products, including information distribution (TIBOnline Direct(TM)), API messaging (TIB(R)/Rendezvous(TM)) and Application Management (TIB/Hawk(TM)) to IXnet's clients;
o A related channel partner agreement whereby TIBCO Finance will offer IXnet's network and hosting services to its clients as part of an overall technology solution;
o Added support from TIBCO for the VxWorks Operating System that powers the trading turrets of IPC Information Systems, Inc., IXnet's parent company, further enhancing the number of operating systems that TIB/Rendezvous runs on;
o The integration of multiple, disparate services and applications through a single access point, using TIBCO Finance's technology to enable the development of a robust IXnet interface;
o A centrally managed, event-driven infrastructure (TIBCO's enterprise-wide network delivery product, TIBOnline Direct) that allows user firms to access internal and external information sources in multiple formats so, instead of having to build their own infrastructure, these firms can now "tap into" IXnet's TIBOnline Direct-enabled delivery platform;
o End-to-end network and application monitoring offered by IXnet to its clients with TIB/Hawk as its centerpiece management system;
o A "Joint Solutions" program combining TIBCO products with IXnet's network technology services to deliver next generation solutions to the market place.

This technology will significantly expand IXnet's ability to allow its customers to exchange all forms of content over the IXnet global extranet platform.

"We are delighted to partner with TIBCO Finance to create a truly innovative and integrated solution that meets our customers' growing needs for easy and efficient normalized data access," David Walsh, CEO of IXnet, said. "Through a common access point, the community of financial services professionals around the globe will now be able to communicate seamlessly with each other. Together with TIBCO Finance, we are creating leading-edge communications channels for the financial industry. When users such as exchanges, ECNs, market data providers, applications services providers, trading firms and end-users tap into our next-generation information delivery infrastructure, they will find a much more efficient means to communicate with each other," he added.

"IXnet has a state-of-the-art global extranet that enables access without elaborate connections," said Simon Yencken, CEO of TIBCO Finance Technology Inc. "Likewise, TIBCO has a state-of-the-art suite of products and

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services. By combining our event-driven infrastructure tools with IXnet's global reach, we will be able to rapidly deploy significant solutions to those clients regardless of where they are located. IXnet is a natural choice. This is an important next step not just for our two companies, but for the entire industry."


       ABOUT IXNET: IXnet (Nasdaq: EXNT), a network services company, provides a high performance global extranet designed exclusively for the financial community. Through a single connection, IXnet delivers end-to-end multiple data and voice communications solutions around the world, 24 hours a day. Customers get voice and data connectivity, plus financial content and transactional capabilities, through the IXnet extranet without having to access multiple disparate public networks or rely on multiple customer service organizations. IXnet's customers comprise more than 500 financial services firms located in 34 countries.
       For more information about IXnet, please visit www.ixnet.com.

       ABOUT TIBCO FINANCE TECHNOLOGY, INC: TIBCO Finance Technology Inc. enables the world's E-Finance. As a global leader in financial solutions and technologies, the company has developed a broad spectrum of mission-critical offerings that include financial enterprise integration, electronic trading, exchange automation, market data, and finance portal solutions. TIBCO Finance has a worldwide client base of more than 400 blue chip customers. The TIBCO patented publish/subscribe methodology and real-time event-driven e-commerce applications enable customers to respond to rapidly changing markets and business events anywhere in the world. Headquartered in Palo Alto, California, TIBCO Finance operates as an independent subsidiary of Reuters Group, PLC. TIBCO Finance is the exclusive reseller of TIBCO Software products in the financial services industry. For more general information about TIBCO Finance's product offerings, visit the company's Website at www.tibcofinance.com.

       THIS PRESS RELEASE MAY INCLUDE INFORMATION PRESENTED WHICH CONTAINS FORWARD-LOOKING INFORMATION, INCLUDING STATEMENTS REGARDING STRATEGIC DIRECTION. THESE COMMENTS CONSTITUTE FORWARD LOOKING STATEMENTS (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION DISCUSSED IN THESE FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE DESCRIBED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS ARE GENERAL ECONOMIC CONDITIONS, COMPETITION, POTENTIAL TECHNOLOGY CHANGES, CHANGES IN OR THE LACK OF ANTICIPATED CHANGES IN THE REGULATORY ENVIRONMENT IN VARIOUS COUNTRIES, THE ABILITY TO SECURE PARTNERSHIP OR JOINT-VENTURE RELATIONSHIPS WITH OTHER ENTITIES, THE ABILITY TO RAISE ADDITIONAL CAPITAL TO FINANCE EXPANSION, AND THE RISKS INHERENT IN NEW PRODUCT AND SERVICE INTRODUCTIONS AND THE ENTRY INTO NEW GEOGRAPHIC MARKETS.